Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-184035) pertaining to the 2012 Long Term Incentive Plan Sunoco LP, and

Registration Statement (Form S-3 No. 333-192335) of Sunoco LP, as amended

Registration Statement (Form S-3 No. 333-203965) of Sunoco LP

Registration Statement (Form S-3 No. 333-210494) of Sunoco LP

of our report dated July 15, 2016 with respect to the consolidated financial statements of Sunoco LP included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Houston, Texas

July 15, 2016